                                                                   Exhibit 3(ii)



                                   SCHEDULE 5

                                  BY-LAW NO. A


  A by-law relating generally to the regulation of the business and affairs of

                                 CO-STEEL INC.

                                   CONTENTS

                                  BY-LAW NO. A



SECTION                                                                  PAGE
-------                                                                  ----
One      Interpretation.................................................  A-1
Two      Directors......................................................  A-2
Three    Meetings of Directors..........................................  A-2
Four     Committees.....................................................  A-4
Five     Officers.......................................................  A-4
Six      Protection.....................................................  A-5
Seven    Meetings of Shareholders.......................................  A-5
Eight    Securities.....................................................  A-7
Nine     Dividends and Rights...........................................  A-8
Ten      General........................................................  A-9
Eleven   Notices........................................................ A-10
Twelve   Effective Date................................................. A-11

     RESOLVED as a by-law of CO-STEEL INC. (hereinafter called the "Corporation") as follows:

                                  SECTION ONE

                                 INTERPRETATION


1.1  DEFINITIONS.

     In this by-law and in all other by-laws of the Corporation, unless the context otherwise requires:

     (a) "Act" means the Business Corporations Act, 1982, as amended or re-enacted from time to time and includes the regulations made pursuant thereto;

     (b)  "board" means the board of directors of the Corporation;

     (c)  "by-laws" means all by-laws of the Corporation;

     (d)  "director" means a director of the Corporation; and

     (e) "number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors.

1.2 All terms used in the by-laws of the Corporation which are defined in the Act shall have the meanings given to such terms under the Act.

1.3 In all by-laws of the Corporation, the singular shall include the plural and the plural the singular and words importing gender include the masculine, feminine and neuter genders.

1.4 Headings used in the by-laws are for convenience of reference only and shall not affect the construction or interpretation thereof.

1.5 If any of the provisions contained in this by-law are inconsistent with those contained in the articles or a unanimous shareholder agreement, the provisions contained in the articles or unanimous shareholder agreement, as the case may be, shall prevail.

                                  SECTION TWO

                                   DIRECTORS

2.1 QUALIFICATION. No person shall be qualified for election as a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians. At least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

2.2 ELECTION AND TERM. The election of directors shall take place at each annual meeting of shareholders. A director not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting following his election or appointment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.3 REMOVAL OF DIRECTORS. Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

2.4 VACATION OF OFFICE. A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director, or his written resignation is received by the Corporation, or if a time or a condition is specified in such resignation, at the time so specified or upon satisfaction of such condition, whichever is later.

2.5 VACANCIES. Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board. In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of the shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

2.6 REMUNERATION AND EXPENSES. The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the shareholders, the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor. Any remuneration payable to a director who is also an officer or employee of the Corporation or who serves it in any professional capacity shall, unless the board of directors otherwise directs, be in addition to his salary as an officer or employee or to his professional fees, as the case may be. The board may by resolution award special remuneration to any director undertaking any special services on the Corporation's behalf other than work required of him as a director of the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required.

2.7 CONFLICT OF INTEREST. A director shall not be disqualified by reason only of his office from contracting with the Corporation. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or its shareholders for any profit or gain realized from a contract or transaction in which he has an interest, and such contract or transaction shall not be voidable by reason only of such interest provided that if a declaration and disclosure of such interest is required by the Act, such declaration and disclosure shall have been made and the director shall have refrained from voting as a director on the contract or transaction.

                                 SECTION THREE

                             MEETINGS OF DIRECTORS

3.1 ACTION BY THE BOARD. The board shall manage or supervise the management of the business and affairs of the Corporation. Subject to sections 3.2 and 3.3, the powers of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a

                                      A-2
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meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.2 QUORUM. The quorum for the transaction of business at any meeting of the board shall consist of two-fifths (2/5) of the number of directors, or, if the number of directors is not evenly divisible by five, then the next whole number above two-fifths of the number of directors.

3.3 CANADIAN MAJORITY. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where

     (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

     (b) a majority of resident Canadians would have been present had that director been present at the meeting.

3.4 MEETINGS BY COMMUNICATIONS FACILITIES. If all the directors present at or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as to permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.5 PLACE OF MEETINGS. Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the board must be held within Canada.

3.6 CALLING OF MEETINGS. Meetings of the board may be convened at any time by the chairman of the board, a vice-chairman of the board, the chief executive officer, the chief operating officer, the president, any vice-president who is a director or any two directors upon notice given to all directors in accordance with subsection 3.7.

3.7 NOTICE OF MEETING. Notice of the time and place of each meeting shall be sent in the manner provided in subsection 11.1 to each director not less than forty-eight (48) hours before the time when the meeting is to be held.

3.8 WAIVER OF NOTICE. A director may in any manner waive notice of or otherwise consent to a meeting of the board. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been lawfully called.

3.9 FIRST MEETING OF NEW BOARD. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.10 ADJOURNED MEETING. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.11 REGULAR MEETINGS. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purposes thereof or the business to be transacted thereat to be specified.

3.12 CHAIRMAN. The chairman of any meeting of the board shall be the chairman of the board, if present, or in his absence a vice-chairman of the board, if any, in order of seniority. If neither the chairman of the board nor a vice-chairman of the board is present, the directors present shall choose one of their number to be chairman.

3.13 VOTES TO GOVERN. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.



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                                  SECTION FOUR

                                   COMMITTEES

4.1 COMMITTEE OF DIRECTORS. The board may appoint from their number one or more committees of the board, however designated, including an Executive Committee, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians.

4.2 AUDIT COMMITTEE. The board shall appoint annually from among its members an Audit Committee to consist of not less than three (3) members, a majority of whom are not officers or employees of the Corporation or of any of its affiliates and who shall hold office until the next annual meeting of shareholders. The Audit Committee shall have the powers and duties provided in the Act.

4.3 TRANSACTION OF BUSINESS. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario provided that a majority of the meetings of any committee during any financial year must be held within Canada.

4.4 PROCEDURE. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the board or the committee does not establish rules to regulate the procedure of the committee, the provisions of this by-law applicable to meetings of the board shall apply mutatis mutandis.

                                  SECTION FIVE

                                    OFFICERS

5.1 APPOINTMENT. The board may appoint such officers of the Corporation as they from time to time determine and may specify their duties. The board may delegate to the officers powers to manage the business and affairs of the Corporation. One person may hold more than one office and, except for the chairman of the board and a vice-chairman of the board, if any, an officer need not be a director.

5.2 POWERS AND DUTIES OF OTHER OFFICERS. Every officer shall have such powers and duties as the board or the chief executive officer may specify from time to time. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.3 VARIATION OF POWERS AND DUTIES. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer.

5.4 TERM OF OFFICE. The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until his successor is appointed, except that the term of office of the chairman of the board and any vice-chairman of the board shall expire when he ceases to be a director.

5.5 TERMS OF EMPLOYMENT AND REMUNERATION. The terms of employment and remuneration of officers appointed by the board shall be settled by it from time to time.

5.6 AGENTS AND ATTORNEYS. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.7 CONFLICT OF INTEREST. An officer shall not be disqualified by reason only of his office from contracting with the Corporation. Subject to the provisions of the Act, an officer shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from a contract or transaction in which he has an interest, and such contract or transaction shall not be voidable by reason only of such interest, provided that, if a declaration and disclosure of such interest is required by the Act, such declaration and disclosure shall have been made.

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                                   SECTION 6

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 LIMITATION OF LIABILITY. No director of officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, of for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

6.2 INDEMNITY. The Corporation shall indemnify and save harmless every director of officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation of such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

6.3 INSURANCE. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any person referred to in subsection 6.2 hereof, as the board may from time to time determine.


                                   SECTION 7

                            MEETINGS OF SHAREHOLDERS

7.1 ANNUAL MEETINGS. The annual meeting of shareholders shall be held at such time in each year and, subject to subsection 7.3, at such place as the board may from time to time determine, for the purpose of placing before the annual meeting, the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

7.2 SPECIAL MEETINGS. The board shall have power to call a special meeting of shareholders at any time.

7.3 PLACE OF MEETINGS. Meetings of shareholders shall be held at any place in Canada as the board shall determine.

7.4 NOTICE OF MEETINGS. Notice of the time and place of each meeting of shareholders (and of each meeting of shareholders adjourned for an aggregate of thirty (30) days or more) shall be sent in the manner provided in subsection
11.1 not less than twenty-one (21) days nor more than fifty (50) days before the date of the meeting, to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than the placing before the meeting of the financial statements and auditor's report required by the Act to be placed before the meeting, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit a shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders. Attendance of any person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where he attends a

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meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.5 LIST OF SHAREHOLDERS ENTITLED TO NOTICE. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to subsection 7.6, the shareholders listed shall be those registered at the close of business on the record date and such list shall be prepared not later than ten (10) days after such record date. If no record date is fixed, the list shall be prepared at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is sent, the day on which the meeting is held and shall list all shareholders registered at such time. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

7.6 RECORD DATE FOR NOTICE. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, for the determination of the shareholders entitled to notice of the meeting; and notice of any such record date shall be sent not less than seven (7) days before such record date by newspaper advertisement in the manner provided in the Act, and to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is sent.

7.7 MEETINGS WITHOUT NOTICE. A meeting of shareholders may be held without notice at any time and place permitted by the Act:

     (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

     (b) if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

7.8 CHAIRMAN AND SECRETARY. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, a vice-chairman of the board, the chief executive officer, the president, or an executive vice-president. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. The secretary of the Corporation shall act as the secretary of any meeting of shareholders. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

7.9 PERSON ENTITLED TO BE PRESENT. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.10 QUORUM. A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled.

7.11 RIGHT TO VOTE. Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders, every person who is named in the list referred to in subsection 7.5 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that such person has transferred any of his shares after the date on which the list is prepared or, where a record date has been fixed, after the record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands at any time prior to the meeting that his name be included to vote the transferred shares at the meeting.

7.12 PROXIES. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

7.13 TIME FOR DEPOSIT OF PROXIES. The board may fix a time, preceding the time of any meeting or adjourned meeting of shareholders by not more than forty-eight
(48) hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so fixed and specified in the notice calling the meeting or in the information circular relating thereto, it shall have been deposited with the Corporation or an agent thereof specified in such notice or information circular or, if no such time is specified in such notice or information circular, unless it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

7.14 PERSONAL REPRESENTATIVES. If the shareholder of record is deceased, his personal representative, upon filing with the secretary of the meeting sufficient proof of his appointment, shall be entitled to exercise the same voting rights at any meeting of shareholders as the shareholder of record would have been entitled to exercise if he were living, and for the purposes of the meeting shall be considered a shareholder. If there is more than one personal representative, the provisions of subsection 7.15 shall apply.

7.15 JOINT SHAREHOLDERS. If two (2) or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

7.16 VOTES TO GOVERN. At any meeting of shareholders every question shall, unless otherwise required by law, be determined by a majority of the votes cast on the question. In the case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

7.17 SHOW OF HANDS. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question.

7.18 BALLOTS. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may demand a ballot. A ballot so demanded shall be taken in such manner as the chairman shall direct. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the question.

7.19 ADJOURNMENT. The Chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place.

7.20 RESOLUTION IN WRITING. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

                                 SECTION EIGHT

                                   SECURITIES

8.1 SECURITIES REGISTERS. The Corporation shall prepare and maintain at its registered office or at any other place designated by the board, a securities register for each class or series of securities containing such particulars and information as is required by the Act.

8.2 REGISTRATION OF TRANSFER. Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, and upon compliance with such restrictions on transfer as are authorized by the articles.

8.3 REGISTRARS AND TRANSFER AGENTS. The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

8.4 NON-RECOGNITION OF TRUSTS. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share or the powers of any person other than the registered holder thereof.

8.5 SECURITY CERTIFICATES. Every holder of securities of the Corporation shall be entitled, at his opinion, to a security certificate, or to a non-transferable written acknowledgement of his right to obtain a security certificate, stating the number and designation, class or series of securities held by him as shown by the register. Security certificates shall be in such form as the board shall from time to time approve. They shall be signed in accordance with subsection
10.1 and need not be under the corporate seal, provided that unless the board otherwise orders certificates representing securities in respect of which a registrar and/or transfer agent has been appointed shall not be valid unless countersigned by or on behalf of such registrar and/or transfer agent. The signature of one of the signing officers or, in the case of security certificates which are not valid unless countersigned by or on behalf of a registrar and/or transfer agent, the signatures of both signing officers may be mechanically reproduced in facsimile upon security certificates and every facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A security certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose signatures (whether manual or facsimile) appear thereon no longer holds office at the date of issue of the certificate.

8.6 REPLACEMENT OF SECURITY CERTIFICATES. The board, any officer or any agent designated by the board may in its or his discretion direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated. In the case of a security certificate claimed to have been lost, destroyed or wrongfully taken, the board, any officer or any agent designated by the board, shall issue a substitute security certificate if so requested before the Corporation has notice that the security has been acquired by a bona fide purchaser. The issuance of the substitute security certificate shall be on such reasonable terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board or the officer or the agent designated by the board responsible for such issuance may from time to time prescribe, whether generally or in any particular case.

8.7 JOINT SHAREHOLDERS. If two (2) or more persons are registered as joint holders of any security, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such security.

8.8 DECEASED SECURITY HOLDERS. In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                  SECTION NINE

                              DIVIDENDS AND RIGHTS

9.1 DIVIDENDS. Subject to the provisions of the Act, the board may from time to time by resolution declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property, subject to the restrictions on the declaration and payment


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

thereof under the Act, or by using fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

9.2 DIVIDEND CHEQUES. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3 NON-RECEIPT OF CHEQUES. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4 RECORD DATE FOR DIVIDENDS AND RIGHTS. The board may fix in advance a date as a record date for the determination of the persons entitled to receive payment of dividends and to subscribe for securities of the Corporation, provided that such record date shall not precede by more than fifty (50) days the particular action to be taken. Notice of any such record date shall be given not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act, unless notice of the record date is waived by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date. If the shares of the Corporation are listed for trading on one or more stock exchanges in Canada, notice of such record date shall also be sent to such stock exchanges. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5 UNCLAIMED DIVIDENDS. Any dividend unclaimed after a period of six (6) years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Corporation.


                                  SECTION TEN

                                    GENERAL


10.1 EXECUTION OF INSTRUMENTS. Any instruments in writing may be signed on behalf of the Corporation by such person or persons as the board may from time to time by resolution designate.

10.2 BANKING ARRANGEMENTS. The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegation of powers as the board may from time to time approve or authorize.

10.3 VOTING RIGHTS IN OTHER CORPORATIONS. Any person authorized to execute any instrument in writing on behalf of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates and other evidence shall be in favour of such persons as may be determined by the persons signing or arranging for them. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

10.4 DISCOVERY OF INFORMATION. No shareholder shall be entitled to discovery of any information respecting any details or orders of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any accounts, records or documents of the Corporation except as conferred by the Act or authorized by the board.



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


10.5 CORPORATE SEAL. The corporate seal of the Corporation shall be in such form as the directors from time to time shall determine.

                                 SECTION ELEVEN

                                    NOTICES

11.1 METHOD OF SENDING NOTICE. Any notice (which term includes any communication or document) to be sent pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, or to the auditor shall be sufficiently sent if delivered personally to the person to whom it is to be sent or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been sent when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by means of transmitted or recorded communication shall be deemed to have been sent when dispatched by the Corporation if it uses its own facilities and otherwise when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act as amended or re-enacted from time to time and includes the regulations made pursuant thereto, whichever is the more current.

11.2 NOTICE TO JOINT SHAREHOLDERS. If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent to one of such persons shall be sufficient notice to all of them.

11.3 COMPUTATION OF TIME. In computing the date when notice must be sent under any provision requiring a specified number of days notice of any meeting or other event, the date of sending the notice shall be excluded and the date of the meeting or other event shall be included.

11.4 UNDELIVERED NOTICES. If any notice sent to a shareholder pursuant to subsection 11.1 is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation writing of his new address.

11.5 OMISSIONS AND ERRORS. The accidental omission to send any notice to any shareholder, director, officer or to the auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.6 PERSONS ENTITLED BY OPERATION OF LAW. Every person who, by operation of law, transfer or by any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly sent to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled).

11.7 DECEASED SHAREHOLDERS. Any notice duly sent to any shareholder shall be deemed to haven been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Corporation has notice of his death, until some other person is entered in his stead in the securities register of the Corporation as the holder or as one of the holders thereof and such service shall for all purposes be deemed a sufficient service of notice to his heirs, executors or administrators and all persons, if any, interested with him in such shares.

11.8 WAIVER OF NOTICE. Any shareholder (or his duly appointed proxyholder), director, or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

11.9 EXECUTION OF NOTICES. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

11.10 PROOF OF SERVICE. A certificate of any officer or director of the Corporation in office at the time of making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                                 SECTION TWELVE

                                 EFFECTIVE DATE

12.1 EFFECTIVE DATE. This by-law shall be effective when confirmed by the shareholders.

12.2 REPEAL. By-laws Nos. 1 through 12 are repealed as of the effective date of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act and all resolutions of the shareholders or the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with the by-law and until amended or repealed.

     Passed by the directors on the 5th day of May, 1986 and confirmed by the
shareholders of the       day of         , 1986.




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